Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2005 SECOND QUARTER FINANCIAL RESULTS
     KILGORE, Texas, August 2, 2005 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the second quarter ended June 30, 2005.
     MMLP reported net income for the second quarter of 2005 of $2.9 million, or $0.34 per limited partner unit, compared to net income for the second quarter of 2004 of $2.4 million, or $0.28 per limited partner unit. MMLP’s revenues for the second quarter of 2005 were $84.9 million compared to revenues of $61.3 million for the second quarter of 2004.
     MMLP reported net income for the six months ended June 30, 2005 of $6.5 million, or $0.75 per limited partner unit, compared to net income for the six months ended June 30, 2004 of $6.1 million, or $0.72 per limited partner unit. MMLP’s revenues for the six months ended June 30, 2005 were $181 million, compared to revenues of $130.3 million for the six months ended June 30, 2004.
     The Company’s distributable cash flow for the second quarter of 2005 was $4.5 million, compared to $3.6 million for the second quarter of 2004. The Company’s distributable cash flow for the six months ended June 30, 2005 was $9.7 million, compared to $8.5 million for the six months ended June 30, 2004. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated and Condensed Balance Sheets as of June 30, 2005 and December 31, 2004, its Consolidated and Condensed Statements of Operations for the three and six months ended June 30, 2005 and 2004, and the Consolidated and Condensed Statements of Cash Flows for the six months ended June 30, 2005 and 2004, respectively. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 2, 2005.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “We continue to see increasing demand across our midstream segments for our products and services. In addition, we are excited about the continued growth of our sulfur business. In connection with the acquisition earlier this year of the sulfur processing assets of Bay Sulfur Company in California, we have established a new sulfur segment. The recently acquired interests in CF Martin Sulphur will be included in this segment in the third quarter 2005. Finally, the new sulfur processing facility currently under construction at our Neches deep water marine terminal will be included in this segment upon its completion early next year.”

Investors’ Conference Call
     An investors’ conference call to review the second quarter results will be held on Thursday, August 4, 2005, at 3:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 4:00 p.m. Central Time on August 4, 2005 through 11:59 p.m. Central Time on August 11, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 162898. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns CF Martin Sulphur L.P., which operates a sulfur terminalling, transportation and distribution business. MMLP operates primarily in the Gulf Coast region of the United States.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
     Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information constitutes a non-GAAP financial measure within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), plus amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus/(less) loss/(gain) on sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings (loss) from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP’s maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed Statements of Cash Flows. For the second quarter of 2005, MMLP had $1.2 million in maintenance capital expenditures and $3.1 million in expansion capital expenditures. For the six months ended June 30, 2005, MMLP had $2.2 million in maintenance capital expenditures and $8.3 million in expansion capital expenditures. For the second quarter of 2004, MMLP had $1.3 million of maintenance capital expenditures and $25.7 million in expansion capital expenditures. For the six months ended June 30, 2004, MMLP had $2.2 million of maintenance capital expenditures and $25.7 million in expansion capital expenditures.
Contacts:
     Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)	(Audited)

Assets

Cash	$2,248	$3,184
Accounts and other receivables, less allowance for doubtful accounts of $347 and $427	31,267	43,526
Product exchange receivables	397	50
Inventories	25,514	23,165
Due from affiliates	3,638	1,892
Other current assets	742	724

Total current assets	63,806	72,541

Property, plant, and equipment, at cost	158,666	148,241
Accumulated depreciation	(43,645)	(38,472)

Property, plant and equipment, net.	115,021	109,769

Goodwill	6,950	2,922
Other assets, net	4,102	3,100

	$189,879	$188,332

Liabilities and Partners’ Capital

Trade and other accounts payable	$31,684	$26,537
Product exchange payables	6,944	9,081
Due to affiliates	198	429
Other accrued liabilities	2,361	2,443

Total current liabilities	41,187	38,490

Long-term debt	74,500	73,000
Other long-term obligations	1,438	1,308

Total liabilities	117,125	112,798

Partners’ capital	72,754	75,534
Commitments and contingencies

	$189,879	$188,332

     These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2005.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenues:
Terminalling	$5,443	$3,663	$11,077	$7,429
Marine transportation	9,582	8,737	18,056	16,685
Product sales:
LPG distribution	57,688	38,656	127,755	84,822
Sulfur	940	—	940	—
Fertilizer	8,862	8,165	18,415	17,381
Terminalling	2,381	2,032	4,793	4,004

	69,871	48,853	151,903	106,207

Total revenues	84,896	61,253	181,036	130,321

Costs and expenses:
Cost of products sold:
LPG distribution	56,412	37,826	124,047	82,770
Sulfur	699	—	699	—
Fertilizer	7,257	7,245	15,566	14,757
Terminalling	1,921	1,673	4,020	3,323

	66,289	46,744	144,332	100,850

Expenses:
Operating expenses	9,505	7,623	17,987	14,960
Selling, general and administrative	2,519	2,121	4,985	4,036
Depreciation and amortization	2,706	1,966	5,360	3,872

Total costs and expenses	81,019	58,454	172,664	123,718

Operating income	3,877	2,799	8,372	6,603

Other income (expense):
Equity in earnings of unconsolidated entities	120	362	195	891
Interest expense	(1,126)	(758)	(2,195)	(1,462)
Other, net	72	19	102	28

Total other income (expense)	(934)	(377)	(1,898)	(543)

Net income	$2,943	$2,422	$6,474	$6,060

General partner’s interest in net income	$59	$48	$129	$121
Limited partners’ interest in net income	$2,884	$2,374	$6,345	$5,939
Net income per limited partner unit	$0.34	$0.28	$0.75	$0.72
Weighted average limited partner units	8,475,862	8,475,862	8,475,862	8,221,851
     These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2005.

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MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net income	$6,474	$6,060
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,360	3,872
Amortization of deferred debt issuance costs	251	483
Equity in earnings of unconsolidated entities	(195)	(891)
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	12,259	(468)
Product exchange receivables	(347)	1,689
Inventories	(1,962)	3,755
Due from affiliates	(1,746)	(2,529)
Other current assets	(9)	(509)
Trade and other accounts payable	5,147	2,545
Product exchange payables	(2,254)	(2,347)
Due to affiliates	(231)	(391)
Other accrued liabilities	(82)	192
Change in other non-current assets-net	(134)	(41)

Net cash provided by operating activities	22,531	11,420

Cash flows from investing activities:
Payments for property, plant and equipment	(5,174)	(2,232)
Acquisitions	(10,188)	(26,733)
Proceeds from sale of property, plant and equipment	46	—
Distributions from unconsolidated partnership	—	1,188

Net cash used in investing activities	(15,316)	(27,777)

Cash flows from financing activities:
Payments of long-term debt	(10,400)	(34,000)
Proceeds from long-term debt	11,900	27,000
Cash distributions paid	(9,254)	(8,373)
Payments of debt issuance costs	(397)	—
General partner contribution	—	754
Follow on offering	—	34,016

Net cash provided by (used in) by financing activities	(8,151)	19,397

Net increase (decrease) in cash and cash equivalents	(936)	3,040

Cash at beginning of period	3,184	2,270

Cash at end of period	$2,248	$5,310

Non-cash:
Financed portion of non-compete agreement	$—	$398

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2005.

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MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
Net income	$2,943	$2,422	$6,474	$6,060
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	2,706	1,966	5,360	3,872
Proceeds from sale of property, plant and equipment	6	—	46	—
(Gain) Loss on sale of property, plant and equipment	(6)	—	—	—
Amortization of deferred debt issue costs	135	240	251	483
Maintenance capital expenditures1	(1,172)	(1,301)	(2,240)	(2,232)
Distributions from unconsolidated partnership2	—	594	—	1,188
Equity in earnings of unconsolidated entities.	(120)	(362)	(195)	(891)

Distributable cash flow	$4,492	$3,559	$9,696	$8,480

1 Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant, and equipment set forth in MMLP’s Consolidated and Combined Condensed Statements of Cash Flows. For the three months ended June 30, 2005, MMLP had $4.3 million of total capital expenditures, of which $3.1 million was expansion capital expenditures and $1.2 million was maintenance capital expenditures. For the six months ended June 30, 2005, MMLP had $10.5 million of capital expenditures of which $8.3 million was expansion capital expenditures and $2.2 million was maintenance capital expenditures. For the three months ended June 30, 2004, MMLP had $27.0 million of total capital expenditures, of which $25.7 million was expansion capital expenditures and $1.3 million was maintenance capital expenditures. For the six months ended June 30, 2004, MMLP had $27.9 million of total capital expenditures, of which $25.7 million was expansion capital expenditures and $2.2 million was maintenance capital expenditures.
2 Distributions from unconsolidated partnership represents distributions received by MMLP from CF Martin Sulphur, L.P., in which MMLP owned an unconsolidated non-controlling 49.5% limited partnership interest until July 15, 2005, at which date CF Martin Sulphur became a wholly-owned subsidiary of MMLP. As reported in MMLP’s Consolidated and Condensed Statements of Cash Flows, MMLP received distributions from CF Martin Sulphur of $1.2 million for the six months ended June 30, 2004 and $0.6 million for the three months ended June 30, 2004.

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